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                                  EXHIBIT 12.1
                           SABRE HOLDINGS CORPORATION
                        COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                          YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

EARNINGS:
   Earnings before taxes                                                          $267,237
   Minority interests in consolidated subsidiaries                                 (30,754)
   Income from equity investees                                                    (20,849)
                                                                                  ---------
   Earnings before taxes, minority interests and earnings from equity investees    215,634
   Add:  Total fixed charges (per below)                                            52,591
         Distributed income of equity investees                                      6,979
                                                                                  ---------
      Total earnings                                                              $275,204
                                                                                  =========
FIXED CHARGES:
   Interest expensed                                                              $ 31,686
   Estimate of interest within rental expense (1)                                   20,905
                                                                                  ---------
      Total fixed charges                                                         $ 52,591
                                                                                  =========
Ratio of earnings to fixed charges                                                    5.23
                                                                                  =========
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(1) Fixed charges include the estimated interest component of rent expense
(one-third of rent expense under operating leases).